NEWS RELEASE

For More information
Frank B. O’Neil
Sr. Vice President, Corporate Communications & Investor Relations
800-282-6242 • 205-877-4461 • foneil@ProAssurance.com

ProAssurance Reports Year-End and Fourth Quarter 2012 Results

BIRMINGHAM, AL – (PRNewswire) – February 19, 2013 – ProAssurance Corporation (NYSE: PRA) reported today that fourth quarter 2012 Net Income was $101.3 million, or $1.64 per diluted share. Fourth quarter 2012 operating Income was $96.6 million, or $1.56 per diluted share. Gross Premiums Written were $107.2 million in the fourth quarter of 2012. At December 31, 2012, Book Value per share was $36.85 and Shareholders’ Equity was $2.3 billion. All per share amounts and share-based results in this release reflect a two-for-one split effected in the form of a stock dividend on December 27, 2012.

Unaudited Consolidated Financial Summary (in thousands)
	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Gross Premiums Written	$107,208	$115,101	$536,431	$565,895
Net Premiums Written	$130,621	$136,815	$528,298	$558,507
Net Premiums Earned	$155,615	$161,649	$550,664	$565,415
Net Investment Income	$34,181	$34,383	$136,094	$140,956
Equity in Earnings (Loss) of Unconsolidated Subsidiaries	$(2,791)	$(3,103)	$(6,873)	$(9,147)
Net Investment Result	$31,390	$31,280	$129,221	$131,809
Net Realized Investment Gains (Losses)	$6,514	$11,641	$28,863	$5,994
Other Income	$1,901	$1,822	$7,106	$13,566
Total Revenues	$195,420	$206,392	$715,854	$716,784
Net Losses and Loss Adjustment Expenses	$5,008	$(35,664)	$179,913	$162,287
Underwriting, Policy Acquisition and Operating Expenses	$32,550	$32,887	$135,631	$136,421
Interest Expense	$179	$833	$2,181	$3,478
Loss on extinguishment of debt	$–	$–	$2,163	$–
Total Expenses	$37,737	$(1,944)	$319,888	$302,186
Tax Expense	$56,417	$67,734	$120,496	$127,502
Net Income	$101,266	$140,602	$275,470	$287,096
Operating Income	$96,609	$131,508	$257,238	$278,514
Net Cash Provided by Operating Activities	$29,894	$52,946	$91,250	$159,364

Earnings per Share
The number of shares outstanding and per share results reflect a two-for-one stock split effective December 27, 2012	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Weighted average number of common shares outstanding (in 000’s)
Basic	61,524	61,095	61,342	61,140
Diluted	61,922	61,668	61,833	61,684
Net Income per share (Basic)	$1.65	$2.30	$4.49	$4.70
Net Income per share (Diluted)	$1.64	$2.28	$4.46	$4.65
Operating Income per share (Diluted)	$1.56	$2.13	$4.16	$4.52

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Non-GAAP Financial Measures
In addition to Net Income we use Operating Income which is a “Non-GAAP” financial measure that is widely used in our industry to evaluate the performance of underwriting operations. Operating Income excludes the after-tax net effects of confidential settlements, Net Realized Investment (Gains) Losses, Debt Retirement (Gain) or Loss, and Guaranty Fund (Recoupments) Assessments. We believe Operating Income, when considered along with Net Income, presents a useful view of the performance of our insurance operations.

While we believe disclosure of certain Non-GAAP information is appropriate, you should not consider this information without also considering the information we present in accordance with GAAP, which includes the net effect of confidential settlements, Net Realized Investment (Gains) Losses, Debt Retirement (Gain) or Loss, and Guaranty Fund (Recoupments) Assessments during the periods presented below. The following table reconciles Net Income to Operating Income.

Reconciliation of Net Income to Operating Income (in thousands, except per share data)
All share and per share results reflect the effect of a two-for-one stock split effective December 27, 2012	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Net Income	$101,266	$140,602	$275,470	$287,096
Items Excluded in the Calculation of Operating Income:
(Gain) loss on extinguishment of debt	$–	$–	$2,163	$–
Net Realized Investment (Gains) Losses	$(6,514)	$(11,641)	$(28,863)	$(5,994)
Guaranty Fund (Recoupments) Assessments	$329	$(107)	$345	$(66)
Effect of Confidential Settlements (Net)	$(980)	$(2,243)	$(1,694)	$(7,143)
Pre-Tax Effect of Exclusions	$(7,165)	$(13,991)	$(28,049)	$(13,203)
Tax Effect at 35%	$2,508	$4,897	$9,817	$4,621
Operating Income	$96,609	$131,508	$257,238	$278,514
Per Diluted Common Share:
Net Income	$1.64	$2.28	$4.46	$4.65
Effect of Adjustments	$(0.08)	$(0.15)	$(0.30)	$(0.13)
Operating Income Per Diluted Common Share	$1.56	$2.13	$4.16	$4.52

Key Ratios
	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Current Accident Year Loss Ratio	76.8%	91.5%	82.1%	86.3%
Effect of Prior Accident Years’ Reserve Development	(73.6%)	(113.6%)	(49.4%)	(57.6%)
Net Loss Ratio	3.2%	(22.1%)	32.7%	28.7%
Expense Ratio	20.8%	20.1%	24.4%	23.8%
Combined Ratio	24.0%	(2.0%)	57.1%	52.5%
Operating Ratio	2.0%	(23.3%)	32.4%	27.6%
Return on Equity	17.5%	26.9%	12.4%	14.3%

Return on Equity is calculated by dividing annualized Net Income for the period by the average of beginning and ending Shareholders’ Equity.

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Management Commentary
“Our 2012 results reflect our commitment to long-term profitability and a disciplined approach to writing business that meets our underwriting standards and provides a return that ensures our continued financial strength to serve the long-term interests of our shareholders and policyholders. We are succeeding in a competitive market by delivering innovative products that address the emerging liability risks faced by larger facilities and more geographically diverse healthcare delivery systems, while enhancing our commitment to policyholders who practice in more traditional settings,” said W. Stancil Starnes, the Chairman and Chief Executive Officer of ProAssurance. He added, “As we expand our product offerings through our Medmarc acquisition, and further address the evolving liability needs of all facets of healthcare, we are able to continue building our balance sheet to protect our policyholders and deliver real value to our shareholders. In short, we are uniquely positioned to take advantage of the opportunities that will arise from the changing landscape of healthcare.”

Business Detail
  Gross Premiums Written were $107 million in the fourth quarter of 2012, a 7% decrease compared to fourth quarter 2011. Net Premiums Earned were $156 million in the fourth quarter, 4% lower than the year-ago quarter. For the full year 2012, Gross Premiums were $536 million, 5% lower than 2011, and Net Premiums Earned were $551 million, a 3% decline from 2011. The premium reductions result from the normal renewal pattern of our two-year policies, which represented more than 25% of the premium decline for the year, and our discipline in the face of a competitive market. Our commitment to sustained financial strength is demonstrated by our steadfast practice of writing only those risks that meet our pricing objectives and insures that we are able to meet our long-term obligations to policyholders and shareholders alike.

  Premium retention for our standard physician business was 89% for the fourth quarter of 2012, compared to 87% in the year-ago quarter. For the full year 2012, our retention was 90%, one point higher than full year 2011.

  In the fourth quarter of 2012, our average renewal pricing on our physician professional liability book was unchanged, compared to a 2% increase in the year-ago period. For the full year 2012, average renewal pricing was 1% higher than expiring premium, compared to a 1% decline in 2011. This increase for the year is due to higher rates in our podiatric line of business.

  We recognized $115 million in net favorable loss reserve development in the fourth quarter of 2012, compared to $184 million in the same period a year ago. For full year 2012, net favorable loss reserve development was $272 million, compared to $326 million in 2011. This net favorable development comes primarily from accident years 2004 to 2010 and is significantly attributable to loss severity that has proven to be lower than previously expected.

Net Losses (in millions)
	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Current Accident Year Net Losses	$119.5	$147.9	$452.0	$488.2
Prior Accident Year Net Losses	$(114.5)	$(183.6)	$(272.0)	$(325.9)
Net Losses	$5.0	$(35.7)	$180.0	$162.3

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Investment Commentary
  Fourth quarter 2012 Net Investment Result (Net Investment Income plus Equity in Earnings (Loss) of Unconsolidated Subsidiaries) was $31 million, essentially unchanged from fourth quarter 2011. For 2012, our Net Investment Result was $129 million, a 2% decline from 2011. The year-over-year decline is primarily due to lower balances in our fixed income portfolio, but was partially offset by higher income from our equity portfolio and  lower losses in our unconsolidated subsidiaries.

  Our Net Investment Income in the fourth quarter of 2012 was $34 million, down 1% from the year ago period. For the full year. Net Investment Income was $136 million, a 3% decline from 2011. Our average tax equivalent income yield at year end was 4.5% compared with 4.6% at year-end 2011.

  The CUSIP-level disclosure of our investment holdings as of December 31, 2012 is available under Supplemental Investor Information in the Investor Relations section of our website, www.ProAssurance.com.

Balance Sheet Highlights (in thousands, except per share data)
	December 31, 2012	December 31, 2011
Shareholders’ Equity	$2,270,580	$2,164,453
Total Investments	$3,926,902	$4,090,541
Total Assets	$4,876,578	$4,998,878
Policy Liabilities	$2,334,446	$2,580,966
Accumulated Other Comprehensive Income (Loss)	$145,380	$130,037
Goodwill	$163,055	$159,625
Book Value per Share	$36.85	$35.42
Book Value per Share reflects a two-for-one stock split effective December 27, 2012

Capital Management
  Our Board declared a two-for-one stock split effective December 27, 2012. Immediately following that stock split we paid a $2.50 per share special dividend and a $0.25 per share regular dividend, the payment of which we accelerated from first quarter 2013 to allow shareholders to benefit from more favorable tax rates. Please see the Investor Relations section of our website, www.ProAssurance.com, for a comprehensive history of our dividend payments.

  We drew $125 million of secured borrowing from our existing credit facility in the fourth quarter. Securities initially considered for liquidation to fund the Medmarc transaction and other corporate purposes are being used to secure the loan and will yield a rate of return higher than the cost of borrowing over the loan’s expected life.

Transaction Updates
  Our acquisition of Medmarc Insurance group was completed effective January 1, 2013. As one of the nation’s leading underwriters of products liability insurance for medical technology and life sciences, Medmarc will expand ProAssurance’s core insurance offerings and position us to better respond to increasingly diverse needs in healthcare liability. At the same time, Medmarc’s legal professional liability (LPL) business will be an important addition to our expanding LPL book. For the full year 2012, Medmarc’s Gross Written Premium was $41.6 million on a Statutory Accounting basis.

  The merger of Independent Nevada Physicians Insurance Exchange (IND) into ProAssurance closed on November 30, 2012, making ProAssurance the leading writer of medical professional liability insurance in Nevada. For the full year 2012, IND’s Gross Written Premium was $11.5 million on a Statutory Accounting basis.

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About ProAssurance
ProAssurance Corporation is an industry-leading specialty insurance company with extensive expertise in medical professional liability, products liability for life sciences and the medical technology industry and legal professional liability. ProAssurance is recognized as one of the top performing insurance companies in America by virtue of our inclusion in the Ward’s 50 for the past six years and is consistently ranked as a top performing property casualty insurer in Moody’s Yearly Statistical Handbook. ProAssurance is rated “A” (Strong) by Fitch Ratings; ProAssurance Group is rated “A” (Excellent) by A.M. Best.

Conference Call Information
  Live: Wednesday, February 20, 2012, 10:00 am et. Investors may dial (888) 452-4023 (toll free) or (719) 325-2376. The call will also be webcast on our website, www.ProAssurance.com, and on StreetEvents.com.

  Replay: By telephone, through March 15, 2013, at (888) 203-1112 or (719) 457-0820, using access code 7667034. The replay will also be available on our website, www.ProAssurance.com, and on StreetEvents.com, through at least March 20, 2013.

Podcast: A replay, and other information about ProAssurance, is available on a free subscription basis through a link on the ProAssurance website or through Apple’s iTunes.

Caution Regarding Forward-Looking Statements
Statements in this news release that are not historical fact or that convey our view of future business, events or trends are specifically identified as forward-looking statements. Forward-looking statements are based upon our estimates and anticipation of future events and highlight certain risks and uncertainties that could cause actual results to vary materially from our expected results. We expressly claim the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, for any forward-looking statements in this news release. Forward-looking statements represent our outlook only as of the date of this news release. Except as required by law or regulation, we do not undertake and specifically decline any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Forward-looking statements are generally identified by words such as, but not limited to, “anticipate,” “believe,” “estimate,” “expect,” “hope,” “hopeful,” “intend,” “may,” “optimistic,” “potential,” “preliminary,” “project,” “should,” “will,” and other analogous expressions. When we address topics such as liquidity and capital requirements, the value of our investments, return on equity, financial ratios, net income, premiums, losses and loss reserves, premium rates and retention of current business, competition and market conditions, the expansion of product lines, the development or acquisition of business in new geographical areas, the availability of acceptable reinsurance, actions by regulators and rating agencies, court actions, legislative actions, payment or performance of obligations under indebtedness, payment of dividends, and other similar matters, we are making forward-looking statements.

Risks that could adversely affect the mergers of Medmarc and IND into ProAssurance include, but are not limited to, the following:

  The outcome of any potential claims from policyholders of Medmarc and IND relating to payments or other issues arising from their respective conversions to stock insurance companies and subsequent mergers into ProAssurance;

the businesses of ProAssurance and Medmarc or ProAssurance and IND may not be integrated successfully, or such integration may take longer to accomplish than expected;
cost savings from either transaction may not be fully realized or may take longer to realize than expected;
operating costs, customer loss and business disruption following either or both transactions, including adverse effects on relationships with employees, may be greater than expected.

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The following important factors are among those that could affect the actual outcome of other future events:

changes in general economic conditions;
our ability to maintain our dividend payments;
regulatory, legislative and judicial actions or decisions that could affect our business plans or operations; the enactment or repeal of tort reforms;
formation or dissolution of state-sponsored medical professional liability insurance entities that could remove or add sizable groups of physicians from or to the private insurance market;
the impact of deflation or inflation;
changes in the interest rate environment;
changes in U.S. laws or government regulations regarding financial markets or market activity that may affect the U.S. economy and our business;
changes in the ability of the U.S. government to meet its obligations that may affect the U.S. economy and our business;
performance of financial markets affecting the fair value of our investments or making it difficult to determine the value of our investments;
  changes in accounting policies and practices that may be adopted by our regulatory agencies and the Financial Accounting Standards Board, the Securities and Exchange Commission, or the Public Company Accounting Oversight Board;

changes in laws or government regulations affecting medical professional liability insurance or the financial community;
the effects of changes in the healthcare delivery system, including but not limited, to the Patient Protection and Affordable Care Act;
consolidation of healthcare providers and entities that are more likely to self insure and not purchase medical professional liability insurance;
uncertainties inherent in the estimate of loss and loss adjustment expense reserves and reinsurance;
changes in the availability, cost, quality, or collectability of insurance/reinsurance;
the results of litigation, including pre- or post-trial motions, trials and/or appeals we undertake;
allegation of bad faith which may arise from our handling of any particular claim, including failure to settle;
loss of independent agents;
changes in our organization, compensation and benefit plans;
our ability to retain and recruit senior management;
assessments from guaranty funds;
our ability to achieve continued growth through expansion into other states or through acquisitions or business combinations;
changes to the ratings assigned by rating agencies to our insurance subsidiaries, individually or as a group;
provisions in our charter documents, Delaware law and state insurance law may impede attempts to replace or remove management or may impede a takeover;
state insurance restrictions may prohibit assets held by our insurance subsidiaries, including cash and investment securities, from being used for general corporate purposes;
  taxing authorities can take exception to our tax positions and cause us to incur significant amounts of legal and accounting costs and, if our defense is not successful, additional tax costs, including interest and penalties;

insurance market conditions may alter the effectiveness of our current business strategy and impact our revenues; and
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  expected benefits from completed and proposed acquisitions may not be achieved or may be delayed longer than expected due to business disruption; loss of customers,  employees and key agents; increased operating costs or inability to achieve cost savings; and assumption of greater than expected liabilities among other reasons.

Additional risk factors that may cause outcomes that differ from our expectations or projections are described in various documents filed by ProAssurance Corporation with the Securities and Exchange Commission, such as current reports on Form 8-K, and regular reports on Forms 10-Q and 10-K, particularly in “Item 1A, Risk Factors.

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